SECURITIES AND EXCHANGE COMMISSION

                            SCHEDULE 14A INFORMATION

                           PROXY STATEMENT PURSUANT TO

              SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

                           FILED BY THE REGISTRANT [X]

                 FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

                           CHECK THE APPROPRIATE BOX:

                         [ ] PRELIMINARY PROXY STATEMENT

                [ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY
                       (AS PERMITTED BY RULE 14A-6(E)(2))

                         [ ] DEFINITIVE PROXY STATEMENT

                       [ ] DEFINITIVE ADDITIONAL MATERIALS

                 [X] SOLICITING MATERIAL PURSUANT TO RULE 14A-12

                             COMPUCOM SYSTEMS, INC.

                (Name of registrant as specified in its charter)

    (Name of person(s) filing proxy statement, if other than the registrant)

               Payment of Filing Fee (Check the appropriate box):

                               [X] No fee required

   [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction: $______

(5) Total fee paid: $_________

[ ] Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

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PRESS RELEASE

FOR IMMEDIATE RELEASE

COMPUCOM SYSTEMS , INC.                 PLATINUM EQUITY

Scott Greenwald                         Mark Barnhill
CompuCom Systems, Inc                   Platinum Equity
(972) 856-3465                          (310) 228-9514
sgreenwa@compucom.com


                PLATINUM EQUITY TO ACQUIRE COMPUCOM SYSTEMS, INC.

LOS ANGELES, CA AND DALLAS, TX, May 28, 2004 - Platinum Equity, LLC, a global investment firm specializing in the acquisition and operation of mission-critical solutions and services companies, and CompuCom Systems, Inc. (NASDAQ: CMPC), a leading IT solutions provider, today announced they have entered into a definitive agreement under which an affiliate of Platinum Equity will acquire CompuCom in a cash-for-stock exchange.

Under the terms of the merger agreement, CompuCom shareholders will receive $4.60 for each outstanding share of CompuCom common stock they own. The all-cash transaction is valued at approximately $254 million, including the payment of $15 million plus accumulated dividends with respect to the company's outstanding preferred stock.

The CompuCom Board of Directors, upon the recommendation of a special committee of disinterested directors, has agreed to support the merger and has recommended its approval by CompuCom's shareholders. Approval of the merger will require the affirmative vote of a majority of the shares of the common stock and preferred stock voting together as a single class.

Safeguard Scientifics, Inc. (NYSE:SFE) has a 58% voting interest in CompuCom. Safeguard, with the approval of its Board of Directors, has agreed to vote its CompuCom shares in favor of the merger, subject to the approval of its shareholders. As a result, if the merger is approved at the Safeguard shareholder meeting, the merger proposal will be adopted at the CompuCom shareholder meeting.

"Today's announcement is a positive one for our shareholders, clients and associates," said J. Edward Coleman, CompuCom's chairman, president and CEO. "We are proud of what we have accomplished thus far in building CompuCom, and are pleased that our shareholders will realize the substantial appreciation in CompuCom's value over the last three plus years. Going forward we will continue to focus on combining CompuCom's technology acquisition and deployment capabilities with our national, high quality IT services organization to meet clients' information systems needs. With Platinum Equity's support, I believe we can accelerate CompuCom's transformation to an even stronger and more broadly-based IT solutions provider."

Tom Gores, chairman and CEO of Platinum Equity, said CompuCom will be "a terrific addition" to Platinum's portfolio of solutions and service businesses.

"We're very excited about the future of this business," Mr. Gores said. "CompuCom is a leading provider of IT solutions to enterprise customers. It provides a strong complement to our other service and solutions businesses, and it will be an important platform company in our operations portfolio."

In addition to CompuCom and Safeguard shareholder approval, the transaction is contingent upon the placement of $35 million in debt financing. Jefferies & Company Inc. has stated it is highly confident in its ability to obtain such financing. The transaction, which is also subject to regulatory approvals and other customary closing conditions, is expected to close late in the third quarter.

Further details regarding the transaction, including a copy of the merger agreement, will be included in a proxy statement filed with the Securities and Exchange Commission prior to the shareholder vote.

Broadview International, a leading global M&A advisor focused exclusively on the IT, communications, healthcare technology and media industries and a division of Jefferies, served as financial advisor to the Company.

ABOUT COMPUCOM SYSTEMS, INC.

CompuCom Systems, Inc. (Nasdaq:CMPC), headquartered in Dallas, Texas, is a national leader in helping companies plan, implement and manage multi-vendor, industry standard computing environments. CompuCom's clients include Fortune 1000 enterprises, federal, state and local government, vertical industry leaders, major technology equipment providers, leading-edge systems integrators and wireless technology providers. CompuCom is accessible via the Internet at www.compucom.com

ABOUT SAFEGUARD

Safeguard Scientifics, Inc. (NYSE: SFE) is a company that seeks to create long-term value by taking controlling interests primarily in information technology and healthcare life sciences companies and developing them through superior operations and management support. Safeguard's existing strategic companies focus on the following vertical markets: financial services, healthcare and pharmaceutical, manufacturing, retail and distribution, and telecommunications. For more information, visit www.safeguard.com.

ABOUT PLATINUM EQUITY

Platinum Equity (www.platinumequity.com) is a global M&A&OSM firm specialized in the merger, acquisition and operation of mission-critical services and solutions companies. Since its founding in 1995, Platinum Equity has completed more than 40 transactions, building a portfolio of 18 market-leading companies with 32,000+ employees, more than 600,000 customer sites and revenues approaching $5.5 billion. In 2003 Platinum Equity was named the 34th largest private company in the United States by Forbes magazine.

                                    * * * * *

     In connection with the merger, both CompuCom and Safeguard will be filing a proxy statement and other relevant documents concerning the transaction with the Securities and Exchange Commission (SEC). SHAREHOLDERS OF COMPUCOM AND SAFEGUARD ARE URGED TO READ THEIR RESPECTIVE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders can obtain free copies of the proxy statement and other documents when they become available by contacting M. Lazane Smith, Senior Vice President and CFO at 7171 Forest Lane, Dallas, TX 75230 or by calling Investor Relations at (972) 856-3600. In addition, documents filed with the SEC by CompuCom will be available free of charge at the SEC's web site at www.sec.gov.

Information regarding the identity of the persons who may, under SEC rules, be deemed to be participants in the solicitation of shareholders of CompuCom in connection with the transaction, and their interests in the solicitation, will be set forth in a proxy statement that will be filed by CompuCom with the SEC.

Certain items discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and, as such, involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of CompuCom to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Such forward-looking statements speak only as of the date of this press release. CompuCom expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company expectations with regard thereto or any change in events, conditions or circumstances upon which any such statement is based.